Exhibit 32
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2004
          In connection with the Quarterly Report of Harrington West Financial Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2004, that to the undersigned’s best knowledge and belief:
          (a) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
          (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated this 12th day of November, 2008.

Harrington West Financial Group, Inc.
/s/ Craig J. Cerny
Craig J. Cerny
Chief Executive Officer

/s/ WILLIAM W. PHILLIPS
William W. Phillips
President, Chief Operating Officer

/s/ KERRIL STEELE
Kerril Steele
Sr. Vice-President, Chief Financial Officer (Principle Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.